UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K
                                 CURRENT REPORT



                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest events reported)    April 19, 2002
                                                            ------------------
                                                              April 17, 2002
                                                            ------------------



                               PNM RESOURCES, INC.
                               -------------------
                    (Formerly known as Manzano Corporation)
             (Exact name of registrant as specified in its charter)


           New Mexico                Commission                  85-0468296
----------------------------    File Number 333-32170    -----------------------
(State or Other Jurisdiction                ---------        (I.R.S. Employer
      of Incorporation)                                  Identification) Number)



             Alvarado Square, Albuquerque, New Mexico    87158
             ----------------------------------------    -----
             (Address of principal executive offices)  (Zip Code)



                                 (505) 241-2700
                                 --------------
              (Registrant's telephone number, including area code)

                         ------------------------------
              (Former name, former address and former fiscal year,
                         if changed since last report)

Item 5.  Other Events


On April 11, 2002, PNM Resources, Inc. ("the Company") mailed its annual report, notice of annual meeting proxy statement and proxy card relating to its annual shareholders meeting to be held on May 14, 2002. In the proxy statement, the Company indicated that Arthur Andersen LLP ("Andersen") was selected as the Company's auditors for 2002, but that the Company had intended to issue a request for proposal for auditing services for 2002. This was done to identify alternative auditors should the Board of Directors determine that using different auditors would be in the best interest of the Company and its shareholders. Due to recent developments regarding Andersen, there is an increased likelihood that the Board may consider replacing Andersen as independent auditors during 2002. As a result the Company is removing "Proposal 2: Approval of Independent Public Accountants" from the agenda for the annual meeting.

Representatives of Andersen are expected to be present at the annual meeting and will have the opportunity to make a statement if they desire. They also will be available to respond to appropriate questions.


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

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                               PNM RESOURCES, INC.
                                   ---------------------------------------------
                                                   (Registrant)


Date:  April 19, 2002                            /s/ John R. Loyack
                                   ---------------------------------------------
                                                   John R. Loyack
                                        Vice President, Corporate Controller
                                            and Chief Accounting Officer
                                   (Officer duly authorized to sign this report)


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